Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Altria Debenture-Backed Series 2003-8
*CUSIP:    21988G254       Class     A-1
           21988GCM6       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of    January 15, 2005.....                                  $0.00
         Scheduled Income received on securities.....             $968,750.00
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$781,250.00
         Distribution to Class A-2 Holders.....                  -$187,500.00
         Distribution to Depositor.....                                -$0.00
         Distribution to Trustee.....                                  -$0.00
Balance as of    July 15, 2005.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    January 15, 2005.....                                  $0.00
         Scheduled principal payment received on securities.....        $0.00

LESS:
       Distribution to Holders.....                                    -$0.00
Balance as of    July 15, 2005.....                                     $0.00


                UNDERLYING SECURITIES HELD AS OF July 15, 2005

           Principal
            Amount                         Title of Security
           ---------                       -----------------
           $25,000,000       Philip Morris Companies Inc., predecessor to
                             Altria Group, Inc. 7 3/4% Debentures due
                             January 15, 2027
                             *CUSIP:        718154CF2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.